                                                                    Exhibit 99.1


FOR RELEASE at 8:00 a.m. Eastern Daylight Time, Thursday, May 31, 2001 Emmet Stephenson, Jr. Chairman
(303) 399-2400


STARTEK ELECTS HANK BROWN TO BOARD OF DIRECTORS


         DENVER - StarTek, Inc. (NYSE:SRT) is pleased to announce the election of Hank Brown to its Board of Directors effective May 31, 2001, which expands the Board to five members.

         Chairman A. Emmet Stephenson, Jr. stated, "We are delighted that Hank Brown, one of Colorado's leading citizens for four decades, has accepted our invitation to join StarTek's Board. Hank's experience and wisdom is the product of an extraordinarily rich background in business, public service, and the field of education. We look forward to his advice and counsel to help StarTek grow in the future."

         Hank Brown currently serves as President of the University of Northern Colorado, based in Greeley, Colorado. Mr. Brown was previously a United States Senator from 1990 to 1996 and served in the U. S. Congress for five consecutive terms from 1980 through 1990. He also served in the Colorado State Senate from 1972 through 1976.

         Mr. Brown is currently a Director of Qwest Communications International, Inc., Sealed Air Corp., and Alaris Medical Inc. He was Vice President of Monfort of Colorado for 12 years before his election to the U. S. Congress. While living in Washington, D.C., Senator Brown taught public policy courses at Georgetown University and political science at Catholic University. As both an attorney and a certified public accountant, Mr. Brown has a Bachelor of Science degree in accounting and a Juris Doctorate degree from the University of Colorado as well as a Master of Law degree from George Washington University. He served in the U. S. Navy for 4 years in the early 1960's and was decorated for his service in Viet Nam. Hank and his wife, Nan, have 3 adult children.



                                 COMPANY PROFILE

         StarTek, Inc. has been honored with selections for the Business Week Magazine's annual ranking of the 100 Best Small Companies, Fortune Magazine's annual ranking of the 100 Fastest-Growing Companies, Inc. Magazine's Hall of Fame, Standard & Poor's Small Cap 600 Index, and the Russell 2000 Small Cap Index. The Company, headquartered in Denver, Colorado, combines two of today's most outstanding business opportunities--our established position as a leading global provider of outsourced process management services and ownership interests in proprietary Internet web site businesses arising from a portfolio of world class brand Internet domain names. These positions encompass the new Internet connected world, and

StarTek is establishing a solid position in this new environment. Our integrated outsourced process management services include provisioning management for complex telecommunications systems, E-commerce support and fulfillment, Internet support, high-end inbound technical support, and a comprehensive offering of supply chain management services. StarTek has six facilities in Colorado and one each in Wyoming, Tennessee, Texas, and Oklahoma. The Company's pan-European services are performed from its facility in the United Kingdom, while Asian operations are based in Singapore. The Company's clients are in the software, telecommunications, Internet, E-commerce, technology and consumer products; however, it is also targeting financial services and health care. For more information about StarTek visit our web site at http://www.startek.com.


                           FORWARD LOOKING STATEMENTS

         The matters regarding the future discussed in this news release include certain forward-looking statements that involve specific risks and uncertainties. In accordance with the Private Securities Litigation Reform Act of 1995, the following are important factors that could cause StarTek's actual results to differ materially from those expressed or implied by such forward-looking statements. These include, but are not limited to, general economic conditions in the Company's markets, the loss of its principal clients, the loss or delayed implementation of a large project which could cause quarterly variation in StarTek's revenues and earnings, difficulties of managing rapid growth, dependence on key personnel, dependence on key industries and the trend toward outsourcing, risks associated with StarTek's contracts, investments, and notes receivable, risks associated with rapidly changing technology, risks of business interruption, risks associated with international operations and expansion, dependence on labor force, and highly competitive markets. Readers are encouraged to review Management's Discussion and Analysis of Financial Condition and Results of Operations--Factors That May Affect Future Results and all other disclosures appearing in the Company's Form 10-K and 10-Q filings with the Securities and Exchange Commission.